Exhibit 99.1

InsWeb Reports Second Quarter Financial Results

SACRAMENTO, Calif., July 17, 2003 – InsWeb Corp. (Nasdaq: INSW) today announced results for the second quarter ended June 30, 2003.  Revenues for the second quarter totaled $6.3 million, equivalent to the second quarter of 2002.  InsWeb’s net loss for the quarter narrowed to $1.4 million, or $0.30 per share, compared to a net loss of $2.7 million, or $0.38 per share, in the second quarter of 2002.

“Our revenues were flat with the second quarter of 2002 due to our need to scale back automobile insurance marketing campaigns to align consumer demand with current fulfillment capacity in our carrier partners’ call centers. We’re working to expand their capacity, as well as adding new carriers to allow for increased marketing campaigns in the future” said Mark Guthrie, president and chief executive officer of InsWeb.  “While we didn’t make the progress with revenues that we had anticipated, we did reduce operating expenses by 15% from the second quarter last year, continuing our trend to improve bottom line results.”

Revenue Highlights for the Quarter Ended:

	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002

Transaction revenues:
Auto insurance	$4,699,000	$6,214,000	$5,274,000	$4,670,000	$4,750,000
Term life insurance	1,191,000	909,000	733,000	938,000	1,054,000
Other insurance offerings	204,000	105,000	88,000	126,000	81,000
	6,094,000	7,228,000	6,095,000	5,734,000	5,885,000
Development and maintenance fees	230,000	253,000	291,000	282,000	434,000
Total revenues	$6,324,000	$7,481,000	$6,386,000	$6,016,000	$6,319,000

Marketing Metrics for the Quarter Ended:

	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002

Consumer Quotes Presented	3,824,000	4,651,000	3,676,000	3,723,000	3,537,000
Completed Shopping Sessions	843,000	1,076,000	860,000	804,000	847,000
Direct marketing costs	$2,192,000	$2,933,000	$2,835,000	$2,475,000	$2,803,000

Consumer traffic patterns and acquisition costs vary from quarter to quarter.  During the quarter ended June 30, 2003, the Company scaled-back marketing efforts in an attempt to better match consumer flow with the call center fulfillment capabilities of our insurer company partners. In this regard, the Company was able to earn revenues equivalent to the prior year’s second quarter, while reducing direct marketing costs by 22%.

Financial Highlights:

•                        Contribution per shopping session (transaction revenue earned per shopping session less cost of direct marketing) was a record $4.63 for the quarter ended June 30, 2003, compared to $3.99 in the first quarter of 2003 and $3.64 in the comparable period last year;

•                        Cash consumed during the second quarter was approximately $2.5 million and included the last fixed payment of $1.0 million under InsWeb’s marketing commitment associated with its acquisition of selected assets of the Quicken-Insurance business unit from Intuit;

•                        Cash and short-term investments at June 30, 2003 amounted to $22.4 million, or $4.78 per common share outstanding;

•                        Accounts receivable at quarter end were $2.2 million, and represented 31 days sales outstanding;

•                        Total staff at June 30, 2003 was 175, compared to 170 at March 31, 2003.

Other Developments:

•                        During the second quarter, InsWeb announced the expansion of its board of directors with the addition of two new independent members, Thomas Orr and Dennis Chookaszian, bringing the total number of board members to seven;

•                        InsWeb’s auto insurance index, recently updated to include first quarter 2003 data, indicated that auto insurance prices appear to be stabilizing but that variance among carriers is still high.  For example, during the month of March, when consumers were presented with at least three quotes on InsWeb, the average price difference between the highest and lowest quote was nearly $1,500, demonstrating the benefits of shopping for competitive rates.

Auto Marketplace Characteristics for the Quarter Ended:

	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002

Average Quotes Viewed	2.7	2.6	2.5	2.7	2.5
Average Instant Quotes Viewed	2.4	2.2	2.1	2.3	2.1
Participating Auto Insurers	23	24	24	25	27
Insurer / State Combinations	313	307	307	304	303
Agency – New policies sold	2,541	2,587	2,481	3,310	2,719

Term Life Marketplace Characteristics for the Quarter Ended:

	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002

Average Instant Quotes Viewed	5.5	5.4	5.8	6.4	5.8
Participating Term Life Insurers	13	12	11	12	12
Insurer / State Combinations	595	542	517	572	575

Definitions:

“Consumer Quotes Presented”	Represents the total number of instant and/or email quotes, both auto and term life, viewed by all consumers who have completed a quote form and who have requested to see quotes;

“Completed Shopping Session”	Occurs when a consumer has completed one of InsWeb’s quote forms;

“Direct Marketing Costs”	Represents expenses incurred by the company to drive consumer traffic to InsWeb’s online insurance marketplace;

“Average Quotes Viewed”	The average number of instant and/or e-mail quotes viewed by consumers who have completed a quote form and requested quotes;

“Average Instant Quotes Viewed”	The average number of quotes appearing immediately on InsWeb’s Quote Page for consumers who have completed a quote form and requested quotes;

“Insurer / State combinations”	Represents the total number of insurers providing quotes in each state, summed across all states.

About InsWeb

InsWeb (Nasdaq: INSW) enables consumers to compare multiple, actionable quotes for auto, term life, health, homeowners, renters and condominium insurance offerings from many of the nation’s highly rated insurers. The top-rated online insurance marketplace also provides live customer service, interactive tools and independent research. Headquartered in Sacramento, Calif., InsWeb is accessible at www.insweb.com.

This news release contains forward-looking statements reflecting management’s current forecast of certain aspects of the Company’s future. It is based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements regarding: projected future revenues, expenses and financial position; consumer activity and the results of certain strategic initiatives; increased or decreased participation by insurance companies; product and technological implementations; and projected expenditures and growth. The Company’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company’s business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness and capability of insurance companies to offer their products or instant quotes over the Internet; further changes in the Company’s relationships with existing insurance companies, including changes due to consolidation within the insurance industry; changes in the Company’s relationship with strategic and/or marketing partners; the Company’s ability to attract and integrate new insurance companies and strategic partners; implementation of competing Internet strategies by existing and potential insurance Company participants; implementation and consumer acceptance of new product or service offerings, such as policy fulfillment and other agency based services; the outcome of litigation in which the Company is a party; implementation and acceptance of new initiatives in the U.S. and abroad; insurance and financial services industry regulation; competition in all aspects of the Company’s business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company’s filings with the Securities and Exchange Commission.

“INSWEB” is a registered service mark of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance insurers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.

INSWEB CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
[ Amounts in thousands, except net (loss) income per share ]
[  unaudited  ]

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002

Revenues:
Transactions	$6,094	$5,885	$13,322	$12,278
Development and maintenance fees	230	434	483	875
Total revenues	6,324	6,319	13,805	13,153

Operating expenses:
Technology	2,223	2,598	4,671	5,618
Sales and marketing	4,106	4,583	8,789	9,425
General and administrative	1,452	1,983	3,232	3,764
Total operating expenses	7,781	9,164	16,692	18,807
Loss from operations	(1,457)	(2,845)	(2,887)	(5,654)
Interest expense	(23)	(79)	(63)	(347)
Interest income	78	176	166	353
Other income	16	50	809	9,410
Net (loss) income	$(1,386)	$(2,698)	$(1,975)	$3,762

Net (loss) income per share – basic and diluted:
Net (loss) income	$(0.30)	$(0.38)	$(0.37)	$0.53

Weighted average shares used in computing net (loss) gain per share – basic and diluted (1)	4,693	7,039	5,390	7,037

(1)          Shares used in the computation of net (loss) income per share of common stock are based on the weighted average number of shares outstanding in each period. Shares used in the computation of diluted earnings per share for the six months ended June 30, 2002 are not significantly different than the number of shares used in the computation of basic earnings per share.

INSWEB CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
[ Amounts in thousands ]
[ unaudited ]

	June 30, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$10,720	$12,382
Short-term investments	11,679	16,541
Total cash and short-term investments	22,399	28,923
Accounts receivable, net	2,217	2,236
Prepaid expenses and other current assets	674	1,232
Total current assets	25,290	32,391

Property and equipment, net	1,778	2,197
Prepaid marketing costs	674	808
Deposit and other assets	2,163	2,296
Total assets	$29,905	$37,692

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,590	$888
Accrued expenses	5,078	5,605
Deferred revenue	425	575
Marketing commitment	334	2,306
Note payable	1,251	1,230
Total current liabilities	8,678	10,604

Shareholders’ equity:
Common stock	7	7
Paid-in capital, less treasury shares	198,165	202,051
Accumulated other comprehensive loss	(208)	(208)
Accumulated deficit	(176,737)	(174,762)
Total shareholders’ equity	21,227	27,088
Total liabilities and shareholders’ equity	$29,905	$37,692